Exhibit 10.7

                   AMENDMENT NO. 1 TO THE ENGLOBAL CORPORATION
                    AMENDED AND RESTATED 1998 INCENTIVE PLAN

                              Adopted April 3, 2007

     ENGlobal Corporation, a Nevada corporation (the "Corporation"), having reserved the right under Section 11 of the ENGlobal Corporation Amended and Restated 1998 Incentive Plan (the "Plan"), to amend the Plan, does hereby amend the Plan, effective as of June 14, 2007, as follows:

Section 2.1 of the Plan is amended to read in its entirety as follows:

     "2.1 Maximum Number of Shares. Subject to the provisions of Section 2.2 and
     Section 9, the aggregate number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan shall be 3,250,000. The maximum number of shares of Stock that may be issued to any one Person under the plan during one calendar year is 3,000,000."

Section 7.1(b) of the Plan is amended to read in its entirety as follows:

     "(b) Conditions to Removal of Restrictions. Conditions to removal or expiration of the restrictions may include, but are not limited to, continuing employment or service as a director, officer or Key Employee, and the achievement of performance objectives described in the Award Agreement. Notwithstanding the foregoing, the performance goals upon which the payment or vesting of a Restricted Stock Award that is intended to qualify as performance-based compensation under Code Section 162(m) shall be limited to the following Performance Measures:

     i.    Net earnings or net income (before or after taxes);
     ii.   Earnings per share;
     iii.  Net sales or revenue growth;
     iv.   Net operating profit;
     v. Return measures (including, but not limited to, return on assets, capital, equity, sales, or revenue);
     vi. Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
     vii. Earnings before or after taxes, interest, depreciation, or amortization;
     viii. Gross or operating margins;
     ix.   Productivity ratios;
     x. Share price (including, but not limited to, growth measures and total stockholder return);
     xi.   Expense targets;
     xii.  Market share;
     xiii. Customer satisfaction; and
     xiv.  Working capital targets."

Section 13 of the Plan is amended to read in its entirety as follows:

     "SECTION 13. EFFECTIVENESS

     The 1998 Incentive Plan was approved by stockholders on June 8, 1998, and subsequently amended by stockholders effective December 20, 2001, June 6, 2002, June 5, 2003, June 16, 2005, and June 14, 2007. The 1998 Incentive
     Plan was amended and restated by the Board of Directors of the Corporation effective June 8, 2006."

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Section 5.4 of the Plan is amended to read in its entirety as follows:

     "5.4 Exercise Price. Each Award Agreement shall state the exercise price per share of Stock (the "Exercise Price"); provided, however, that the exercise price per share of Stock shall never be less than the greater of
     (a) the par value per share of the Stock or (b) 100% of the Fair Market Value per share of the Stock on the Date of Grant of the Option."

Section 1.26 of the Plan is amended to read in its entirety as follows:

     " `Non-Employee Director' means a director of the Corporation who is not a current employee of the Corporation, is not a former employee of the Corporation who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year in which the director is serving as a director of the Corporation, who has not been an officer of the Corporation, and who does not receive remuneration (including payment in exchange for goods or services) from the Corporation, either directly or indirectly, in any capacity other than as a director."

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     IN WITNESS WHEREOF, this Amendment has been executed effective as of June
14, 2007.


                                                 ENGLOBAL CORPORATION



                                                 /s/ William A. Coskey, P.E.
                                                 ---------------------------
                                                 William A. Coskey, P.E.
                                                 Chairman of the Board and
                                                 Chief Executive Officer